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                                   EXHIBIT 3.2
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                                 FIFTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SALESLOGIX CORPORATION

         SALESLOGIX CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

         1. The name of the corporation is SalesLogix Corporation (the "Corporation"). The Corporation was originally incorporated under the name Quest Sales Software, Inc. The date the Corporation filed its original Certificate of Incorporation with the Secretary of State was September 29, 1995.

         2. The Fifth Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 2, 1999.

         3. The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Fifth Restated Certificate of Incorporation of the Corporation by deleting the first paragraph of Article I and substituting therefor a new first paragraph of Article I in the following form:

         "The name of the corporation is Interact Commerce Corporation."

         4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, SalesLogix Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested to by its Secretary this 19th day of April, 2000.

                                           SALESLOGIX CORPORATION



                                           /s/ Patrick M. Sullivan
                                           -------------------------------------
                                           Patrick M. Sullivan
                                           President and Chief Executive Officer

ATTEST:


/s/ Gary R. Acord
--------------------------------
Gary R. Acord
Secretary

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